Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6108 Fax 913 696 6116 News Release

YRC Worldwide Reports Unaudited Fourth Quarter and Full Year 2019 Results

OVERLAND PARK, Kan., February 4, 2020 — YRC Worldwide Inc. (NASDAQ: YRCW) reported consolidated operating revenue for fourth quarter 2019 of $1.160 billion and consolidated operating income of $9.8 million, which included a $10.1 million net gain on property sales. As a comparison, for the fourth quarter 2018, the Company’s results included operating revenue of $1.247 billion and consolidated operating income of $55.1 million, which included a $28.1 million net gain on property disposals.

Consolidated operating revenue for the year ended December 31, 2019 was $4.871 billion and consolidated operating income of $16.2 million, which included a $13.7 million net gain on property disposals, and $8.2 million for a non-cash impairment charge related to the write-down of an intangible asset. This compares to full year 2018 consolidated operating revenue of $5.092 billion and consolidated operating income of $142.9 million, which included a $20.8 million net gain on property disposals.

Net loss for fourth quarter 2019 was $15.3 million, or $0.46 per share compared to net income of $17.5 million, or $0.52 per share, in fourth quarter 2018. Full year net loss for 2019 was $104.0 million, or $3.13 per share, which included $11.2 million loss on extinguishment of debt associated with a refinancing of the term loan agreement, compared to net income of $20.2 million, or $0.60 per share for full year 2018.

“Despite a challenging industrial backdrop in the back half of 2019, it was a very active year for us as we kicked off our multi-year enterprise transformation strategy,” said Darren Hawkins, Chief Executive Officer of YRC Worldwide Inc. “Our strategy will build on the strengths and breadth of our regional and national networks and the equally respected brand names associated with each and is intended to enhance our customer experience with the end goal of improving our profitability and cash flow.”

During 2019, we completed four initial yet foundational components of that strategy:

1.	Ratified a new 5-year labor contract;

2.	Refinanced our term loan with improved and more flexible terms;

3.	Reorganized our leadership team to streamline decision making and enhance execution across all functional areas of the organization; and

4.	Completed the reorganization of the enterprise-wide sales force.

As we move into 2020, we remain intensely focused on our commitments to improve the longer-term earnings potential of this Company. The next phase of our transformation will focus on:

1.	Operational Optimization: Structurally improve the network to increase asset utilization, expand service offerings and leverage the flexibilities gained with our new labor contract.

2.	Technology Migration: Improving our customer experience, operational flexibility and ability to execute our strategic objectives by consolidating disparate company systems onto a single platform.

3.

Facility Evaluation: Rationalizing the number of physical locations in the network while maintaining geographic coverage and service levels. While we will have fewer physical locations, we will continue to cover the same geographic service areas. We expect this will increase density, reduce mileage, facilities and equipment and better serve our customers. During 2019, we met our goal of consolidating 25 service centers and continue to evaluate our facilities to meet current and future business expectations.

“My vision is that our customers will have access to 5 brands through one network and one enterprise wide service offering. As we work through the balance of the year and early 2021, we will be laser focused on executing the initiatives that will allow us to attack the market as one,” concluded Hawkins.

Financial Update

•

Fourth quarter 2019 net loss was $15.3 million compared to a net income of $17.5 million in fourth quarter 2018. For full-year 2019, net loss was $104.0 million compared to net income of $20.2 million in 2018.

•

On a non-GAAP basis, the Company generated consolidated Adjusted EBITDA of $47.3 million in 4Q19, compared to $77.5 million in the prior year comparable quarter. Last twelve month (LTM) consolidated Adjusted EBITDA was $210.6 million compared to $307.8 million in 2018 (as detailed in the reconciliation below).

•

Investment in revenue equipment continued with $31.7 million in capital expenditures and $18.5 million in capital value equivalent in new operating leases, for a total of $50.2 million, which is equal to 4.3% of operating revenue for fourth quarter 2019. The majority of the investment was in tractors, trailers, containers and technology.

Operational Update

•

The consolidated operating ratio for the 4Q19 was 99.2 compared to 95.6 in 4Q18. The operating ratio at YRC Freight was 98.4 compared to 94.9 for the same period in 2018. The Regional segment’s fourth quarter 2019 operating ratio was 99.1 compared to 96.0 a year ago.

•

At YRC Freight, 4Q19 less-than-truckload (LTL) revenue per hundredweight, including fuel surcharge, decreased 1.1% and LTL revenue per shipment increased 1.0% when compared to the same period in 2018. Excluding fuel surcharge, LTL revenue per hundredweight was flat and LTL revenue per shipment increased 2.1%.

•

At the Regional segment, 4Q19 LTL revenue per hundredweight, including fuel surcharge, decreased 0.7% and LTL revenue per shipment decreased 0.2% when compared to the same period in 2018. Excluding fuel surcharge, LTL revenue per hundredweight increased 0.2% and LTL revenue per shipment increased 0.7%.

•	4Q19 LTL tonnage per day decreased 6.6% at YRC Freight and decreased 7.4% at the Regional segment compared to 4Q18.

Liquidity Update

•	At December 31, 2019, the Company’s outstanding debt was $902.8 million, an increase of $12.8 million compared to $890.0 million as of December 31, 2018.

•

The Company’s available liquidity, which is comprised of cash and cash equivalents and Managed Accessibility (as detailed in the supplemental information provided below) under its ABL facility, totaled $80.4 million as of December 31, 2019 compared to $203.8 million in the prior year, a decrease of $123.4 million.

Key Segment Information – Fourth quarter 2019 compared to fourth quarter 2018

YRC Freight	2019	2018	Percent Change(a)
Workdays	61.5	61.5
Operating revenue (in millions)	$740.9	$796.3	(7.0)%
Operating income (in millions)	$11.8	$40.4	(70.8)%
Operating ratio	98.4	94.9	(3.5	)pp
LTL tonnage per day (in thousands)	18.33	19.63	(6.6)%
LTL shipments per day (in thousands)	36.06	39.42	(8.5)%
LTL picked up revenue per hundredweight incl FSC	$29.88	$30.19	(1.1)%
LTL picked up revenue per hundredweight excl FSC	$26.33	$26.33	0.0%
LTL picked up revenue per shipment incl FSC	$304	$301	1.0%
LTL picked up revenue per shipment excl FSC	$268	$262	2.1%
LTL weight/shipment (in pounds)	1,017	996	2.1%
Total tonnage per day (in thousands)	23.84	23.95	(0.4)%
Total shipments per day (in thousands)	36.66	39.96	(8.3)%
Total picked up revenue per hundredweight incl FSC	$24.71	$26.47	(6.6)%
Total picked up revenue per hundredweight excl FSC	$21.86	$23.12	(5.4)%
Total picked up revenue per shipment incl FSC	$321	$317	1.3%
Total picked up revenue per shipment excl FSC	$284	$277	2.6%
Total weight/shipment (in pounds)	1,301	1,199	8.5%

Regional Transportation	2019	2018	Percent Change(a)
Workdays	62.5	61.5
Operating revenue (in millions)	$418.7	$451.2	(7.2)%
Operating income (in millions)	$3.7	$17.9	(79.3)%
Operating ratio	99.1	96.0	(3.1	)pp
LTL tonnage per day (in thousands)	21.30	23.00	(7.4)%
LTL shipments per day (in thousands)	33.75	36.64	(7.9)%
LTL picked up revenue per hundredweight incl FSC	$14.57	$14.67	(0.7)%
LTL picked up revenue per hundredweight excl FSC	$12.88	$12.85	0.2%
LTL picked up revenue per shipment incl FSC	$184	$184	(0.2)%
LTL picked up revenue per shipment excl FSC	$163	$161	0.7%
LTL weight/shipment (in pounds)	1,262	1,256	0.5%
Total tonnage per day (in thousands)	26.19	28.74	(8.9)%
Total shipments per day (in thousands)	34.45	37.45	(8.0)%
Total picked up revenue per hundredweight incl FSC	$12.78	$12.74	0.4%
Total picked up revenue per hundredweight excl FSC	$11.31	$11.16	1.3%
Total picked up revenue per shipment incl FSC	$194	$195	(0.6)%
Total picked up revenue per shipment excl FSC	$172	$171	0.3%
Total weight/shipment (in pounds)	1,520	1,534	(0.9)%

(a)	Percent change based on unrounded figures and not the rounded figures presented

Key Segment Information – Full year 2019 compared to full year 2018

YRC Freight	2019	2018	Percent Change(a)
Workdays	251.5	252.0
Operating revenue (in millions)	$3,088.7	$3,197.3	(3.4)%
Operating income (in millions)	$38.3	$85.0	(54.9)%
Operating ratio	98.8	97.3	(1.5	)pp
LTL tonnage per day (in thousands)	18.84	20.00	(5.8)%
LTL shipments per day (in thousands)	37.51	39.61	(5.3)%
LTL picked up revenue per hundredweight incl FSC	$29.97	$29.22	2.6%
LTL picked up revenue per hundredweight excl FSC	$26.43	$25.58	3.3%
LTL picked up revenue per shipment incl FSC	$301	$295	2.1%
LTL picked up revenue per shipment excl FSC	$266	$258	2.8%
LTL weight/shipment (in pounds)	1,005	1,010	(0.5)%
Total tonnage per day (in thousands)	23.99	24.35	(1.5)%
Total shipments per day (in thousands)	38.09	40.17	(5.2)%
Total picked up revenue per hundredweight incl FSC	$25.27	$25.70	(1.7)%
Total picked up revenue per hundredweight excl FSC	$22.35	$22.52	(0.8)%
Total picked up revenue per shipment incl FSC	$318	$312	2.2%
Total picked up revenue per shipment excl FSC	$282	$273	3.1%
Total weight/shipment (in pounds)	1,260	1,212	3.9%

Regional Transportation	2019	2018	Percent Change(a)
Workdays	251.5	252.0
Operating revenue (in millions)	$1,782.7	$1,895.0	(5.9)%
Operating income (loss) (in millions)	$(4.8)	$70.7	(106.8)%
Operating ratio	100.3	96.3	(4.0	)pp
LTL tonnage per day (in thousands)	22.52	23.92	(5.8)%
LTL shipments per day (in thousands)	35.74	38.05	(6.1)%
LTL picked up revenue per hundredweight incl FSC	$14.59	$14.46	0.9%
LTL picked up revenue per hundredweight excl FSC	$12.90	$12.71	1.5%
LTL picked up revenue per shipment incl FSC	$184	$182	1.2%
LTL picked up revenue per shipment excl FSC	$163	$160	1.8%
LTL weight/shipment (in pounds)	1,260	1,257	0.2%
Total tonnage per day (in thousands)	27.71	30.05	(7.8)%
Total shipments per day (in thousands)	36.49	38.92	(6.3)%
Total picked up revenue per hundredweight incl FSC	$12.79	$12.51	2.2%
Total picked up revenue per hundredweight excl FSC	$11.31	$11.00	2.8%
Total picked up revenue per shipment incl FSC	$194	$193	0.5%
Total picked up revenue per shipment excl FSC	$172	$170	1.1%
Total weight/shipment (in pounds)	1,519	1,544	(1.6)%

(a)	Percent change based on unrounded figures and not the rounded figures presented

Review of Financial Results

YRC Worldwide Inc. will host a conference call with the investment community today, Tuesday February 4, 2020, beginning at 5:00 p.m. ET.

A live audio webcast of the conference call and presentation slides will be available on YRC Worldwide Inc.’s website www.yrcw.com. A replay of the webcast will also be available at www.yrcw.com.

Non-GAAP Financial Measures

EBITDA is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense. Adjusted EBITDA is a non-GAAP measure that reflects EBITDA, and further adjusts for letter of credit fees, equity-based compensation expense, net gains or losses on property disposals, restructuring charges, transaction costs related to issuances of debt, non-recurring consulting fees, non-cash impairment charges and the gains or losses from permitted dispositions, discontinued operations, and certain non-cash expenses, charges and losses (provided that if any of such non-cash expenses, charges or losses represents an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period will be subtracted from Consolidated EBITDA in such future period to the extent paid). Adjusted EBITDA as used herein is defined as Consolidated EBITDA in our new term loan facility entered into September 11, 2019. EBITDA and Adjusted EBITDA are used for internal management purposes as a financial measure that reflects the company’s core operating performance. In addition, management uses Adjusted EBITDA to measure compliance with financial covenants in our credit facilities and to determine certain management and employee bonus compensation. We believe our presentation of EBITDA and Adjusted EBITDA is useful to investors and other users as these measures represent key supplemental information our management uses to compare and evaluate our core underlying business results both on a consolidated basis and across our business segments, particularly in light of our leverage position and the capital-intensive nature of our business. Further, EBITDA is a measure that is commonly used by other companies in our industry and provides a comparison for investors to evaluate the performance of the companies in the industry. Additionally, Adjusted EBITDA helps investors to understand how the company is tracking against our financial covenant in our term loan credit agreement. However, these financial measures should not be construed as better measurements than net income, as defined by generally accepted accounting principles (GAAP).

EBITDA and Adjusted EBITDA have the following limitations:

•	EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or fund principal payments on our outstanding debt;

•

Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or fund principal payments on our outstanding debt, letter of credit expenses, restructuring charges, transaction costs related to debt, non-cash charges, charges or losses (subject to the conditions above), or nonrecurring consulting fees, among other items;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•

Equity-based compensation is an element of our long-term incentive compensation program for certain employees, although Adjusted EBITDA excludes employee equity-based compensation expense when presenting our ongoing operating performance for a particular period; and

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, our non-GAAP measures should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using our non-GAAP measures as secondary measures. The company has provided reconciliations of its non-GAAP measures to GAAP net income (loss) and operating income (loss) within the supplemental financial information in this release.

*    *    *    *    *

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “intend,” “anticipate,” “believe,” “could,” “would,” “should,” “may,” “project,” “forecast,” “propose,” “plan,” “designed,” “enable,” and similar expressions which speak only as of the date the statement was made are intended to identify forward-looking statements. Forward-looking statements are inherently uncertain, are based upon current beliefs, assumptions and expectations of Company management and current market conditions, and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond our control. Our future financial condition and results could differ materially from those predicted in such forward-looking statements because of a number of factors, including (without limitation) general economic factors and transportation industry-specific economic conditions; customer demand in the retail and manufacturing sectors; business risks and increasing costs associated with the transportation industry, including increasing equipment, operational and technology costs and disruption from natural disasters; competition and competitive pressure on pricing; the risk of labor disruptions or stoppages, if our relationship with our employees and unions were to deteriorate; increasing pension expense and funding obligations, subject to interest rate volatility; increasing costs relating to our self-insurance claims expenses; our ability to finance the maintenance, acquisition and replacement of revenue equipment and other necessary capital expenditures; our ability to comply and the cost of compliance with, or liability resulting from violation of, federal, state, local and foreign laws and regulations, including (without limitation) labor laws and laws and regulations regarding the environment; impediments to our operations and business resulting from anti-terrorism measures; the impact of claims and litigation expense to which we are or may become exposed; failure to realize the expected benefits and costs savings from our performance and operational improvement initiatives; our ability to attract and retain qualified drivers and increasing costs of driver compensation; a significant privacy breach or IT system disruption; risks of operating in foreign countries; our dependence on key employees; seasonality; shortages of fuel and changes in the cost of fuel or the index upon which we base our fuel surcharge and the effectiveness of our fuel surcharge program in protecting us against fuel price volatility; our ability to generate sufficient liquidity to satisfy our cash needs and future cash commitments, including (without limitation) our obligations related to our indebtedness and lease and pension funding requirements, and our ability to achieve increased cash flows through improvement in operations; limitations on our operations, our financing opportunities, potential strategic transactions, acquisitions or dispositions resulting from restrictive covenants in the documents governing our existing and future indebtedness; our failure to comply with the covenants in the documents governing our existing and future indebtedness; fluctuations in the price of our common stock; dilution from future issuances of our common stock; our intention not to pay dividends on our common stock; that we have the ability to issue preferred stock that may adversely affect the rights of holders of our common stock; and other risks and contingencies, including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

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About YRC Worldwide

YRC Worldwide Inc., headquartered in Overland Park, Kan., is the holding company for a portfolio of less-than-truckload (LTL) companies including Holland, New Penn, Reddaway, and YRC Freight, as well as the logistics company HNRY Logistics. Collectively, YRC Worldwide companies have one of the largest, most comprehensive logistics and LTL networks in North America with local, regional, national and international capabilities. Through their teams of experienced service professionals, YRC Worldwide companies offer industry-leading expertise in flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence.

Please visit our website at www.yrcw.com for more information.

Investor Contact:	Eric Birge
913-696-6108
investor@yrcw.com

Media Contact:	Mike Kelley
913-696-6121
mike.kelley@yrcw.com

SOURCE: YRC Worldwide

CONSOLIDATED BALANCE SHEETS

YRC Worldwide Inc. and Subsidiaries

(Amounts in millions except share and per share data)

	December 31,	December 31,
	2019	2018
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$109.2	$227.6
Restricted amounts held in escrow	—	—
Accounts receivable, net	464.4	470.3
Prepaid expenses and other	44.6	58.7

Total current assets	618.2	756.6

PROPERTY AND EQUIPMENT:
Cost	2,761.6	2,765.9
Less - accumulated depreciation	(1,991.3)	(1,969.8)

Net property and equipment	770.3	796.1

Deferred income taxes, net	0.6	—
Operating lease right-of-use assets	386.0	—
Other assets	56.5	64.4

Total assets	$1,831.6	$1,617.1

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$163.7	$178.0
Wages, vacations, and employee benefits	195.9	223.6
Current operating lease liabilities	120.8	—
Other current and accrued liabilities	167.5	170.1
Current maturities of long-term debt	4.1	20.7

Total current liabilities	652.0	592.4

OTHER LIABILITIES:
Long-term debt, less current portion	858.1	854.2
Deferred income taxes, net	—	1.8
Pension and postretirement	236.5	202.9
Operating lease liabilities	246.3	—
Claims and other liabilities	279.9	271.3
Commitments and contingencies

SHAREHOLDERS’ DEFICIT:
Preferred stock, $1 par value per share	—	—
Common stock, $0.01 par value per share	0.3	0.3
Capital surplus	2,332.9	2,327.6
Accumulated deficit	(2,312.4)	(2,208.4)
Accumulated other comprehensive loss	(369.3)	(332.3)
Treasury stock, at cost (410 shares)	(92.7)	(92.7)

Total shareholders’ deficit	(441.2)	(305.5)

Total liabilities and shareholders’ deficit	$1,831.6	$1,617.1

STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (LOSS)

YRC Worldwide Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31

(Amounts in millions except per share data, shares in thousands)

(Unaudited)

	Three Months		Twelve Months
	2019	2018	2019	2018
OPERATING REVENUE	$1,159.5	$1,247.4	$4,871.2	$5,092.0

OPERATING EXPENSES:
Salaries, wages and employee benefits	707.0	721.3	2,963.7	2,950.0
Fuel, operating expenses and supplies	205.9	234.4	889.0	940.2
Purchased transportation	149.2	167.2	614.2	683.2
Depreciation and amortization	36.7	37.5	152.4	147.7
Other operating expenses	61.0	60.0	241.2	248.8
Gains on property disposals, net	(10.1)	(28.1)	(13.7)	(20.8)
Impairment charges	—	—	8.2	—

Total operating expenses	1,149.7	1,192.3	4,855.0	4,949.1

OPERATING INCOME	9.8	55.1	16.2	142.9

NONOPERATING EXPENSES:
Interest expense	28.1	28.1	111.2	105.8
Loss on extinguishment of debt	—	—	11.2	—
Non-union pension and postretirement benefits	0.3	3.4	3.1	9.4
Other, net	(0.1)	(2.8)	(1.0)	(3.6)

Nonoperating expenses, net	28.3	28.7	124.5	111.6

INCOME (LOSS) BEFORE INCOME TAXES	(18.5)	26.4	(108.3)	31.3
INCOME TAX EXPENSE (BENEFIT)	(3.2)	8.9	(4.3)	11.1

NET INCOME (LOSS)	(15.3)	17.5	(104.0)	20.2
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX	(46.1)	5.0	(37.0)	23.5

COMPREHENSIVE INCOME (LOSS)	$(61.4)	$22.5	$(141.0)	$43.7

AVERAGE COMMON SHARES OUTSTANDING - BASIC	33,349	33,089	33,252	32,983
AVERAGE COMMON SHARES OUTSTANDING - DILUTED	33,349	33,851	33,252	33,859

EARNINGS (LOSS) PER SHARE - BASIC	$(0.46)	$0.53	$(3.13)	$0.61
EARNINGS (LOSS) PER SHARE - DILUTED	$(0.46)	$0.52	$(3.13)	$0.60

STATEMENTS OF CONSOLIDATED CASH FLOWS

YRC Worldwide Inc. and Subsidiaries

For the Twelve Months Ended December 31

(Amounts in millions)

(Unaudited)

	2019	2018
OPERATING ACTIVITIES:
Net income (loss)	$(104.0)	$20.2
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	152.4	147.7
Lease amortization and accretion expense	168.0	—
Lease payments	(155.1)	—
Equity-based compensation and employee benefits expense	18.6	20.3
Non-union pension settlement charge	1.8	10.9
Gains on property disposals, net	(13.7)	(20.8)
Loss on extinguishment of debt	11.2	—
Impairment charges	8.2	—
Deferred income tax benefit, net	(3.0)	(1.1)
Other non-cash items, net	6.4	4.9
Changes in assets and liabilities, net:
Accounts receivable	7.1	16.6
Accounts payable	(14.8)	6.1
Other operating assets	(1.5)	5.4
Other operating liabilities	(60.1)	14.6

Net cash provided by operating activities	21.5	224.8

INVESTING ACTIVITIES:
Acquisition of property and equipment	(143.2)	(145.4)
Proceeds from disposal of property and equipment	25.9	36.4

Net cash used in investing activities	(117.3)	(109.0)

FINANCING ACTIVITIES:
Issuance of long-term debt, net of discounts	570.0	—
Repayment of long-term debt	(579.0)	(31.9)
Debt issuance costs	(12.7)	—
Payments for tax withheld on equity-based compensation	(0.9)	(2.0)

Net cash used in financing activities	(22.6)	(33.9)

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED AMOUNTS HELD IN ESCROW	(118.4)	81.9
CASH, CASH EQUIVALENTS AND RESTRICTED AMOUNTS HELD IN ESCROW, BEGINNING OF PERIOD	227.6	145.7

CASH, CASH EQUIVALENTS AND RESTRICTED AMOUNTS HELD IN ESCROW, END OF PERIOD	$109.2	$227.6

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$(106.8)	$(101.2)
Letter of credit fees paid	(6.8)	(7.0)
Income tax payment, net	(3.7)	(5.5)

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31

(Amounts in millions)

(Unaudited)

SEGMENT INFORMATION

	Three Months			Twelve Months
	2019	2018	%	2019	2018	%
Operating revenue:
YRC Freight	$740.9	$796.3	(7.0)	$3,088.7	$3,197.3	(3.4)
Regional Transportation	418.7	451.2	(7.2)	1,782.7	1,895.0	(5.9)
Other, net of eliminations	(0.1)	(0.1)		(0.2)	(0.3)

Consolidated	1,159.5	1,247.4	(7.0)	4,871.2	5,092.0	(4.3)
Operating income (loss):
YRC Freight	11.8	40.4		38.3	85.0
Regional Transportation	3.7	17.9		(4.8)	70.7
Corporate and other	(5.7)	(3.2)		(17.3)	(12.8)

Consolidated	$9.8	$55.1		$16.2	$142.9
Operating ratio (a):
YRC Freight	98.4%	94.9%		98.8%	97.3%
Regional Transportation	99.1%	96.0%		100.3%	96.3%
Consolidated	99.2%	95.6%		99.7%	97.2%

(a)

Operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing operating income by operating revenue or (iii) plus the result of dividing operating loss by operating revenue, and expressed as a percentage.

SUPPLEMENTAL INFORMATION: Total Debt

As of December 31, 2019	Par Value	Discount	Debt Issue Costs	Book Value
New Term Loan	$600.0	$(28.1)	$(12.0)	$559.9
ABL Facility	—	—	—	—
Secured Second A&R CDA	26.0	—	(0.1)	25.9
Unsecured Second A&R CDA	45.2	—	(0.1)	45.1
Lease financing obligations	231.6	—	(0.3)	231.3

Total debt	$902.8	$(28.1)	$(12.5)	$862.2

As of December 31, 2018	Par Value	Discount	Debt Issue Costs	Book Value
Prior Term Loan	$573.7	$(7.8)	$(6.5)	$559.4
ABL Facility	—	—	—	—
Secured Second A&R CDA	26.9	—	(0.1)	26.8
Unsecured Second A&R CDA	46.7	—	(0.2)	46.5
Lease financing obligations	242.7	—	(0.5)	242.2

Total debt	$890.0	$(7.8)	$(7.3)	$874.9

SUPPLEMENTAL INFORMATION: Liquidity

	December 31,	December 31,
	2019	2018
Cash and cash equivalents	$109.2	$227.6
Changes to restricted cash	(29.0)	(25.0)
Managed Accessibility (b)	0.2	1.2

Total Cash and cash equivalents and Managed Accessibility	$80.4	$203.8

(b)

Managed Accessibility represents the maximum amount we would access on the ABL Facility and is adjusted for eligible receivables plus eligible borrowing base cash measured for the applicable period. Based on the eligible receivable’s management uses to measure availability, which is 10% of the borrowing line, the credit agreement governing the ABL Facility permits adjustments from eligible borrowing base cash to restricted cash prior to the compliance measurement date which is 15 days from the period close.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31

(Amounts in millions)

(Unaudited)

	Three Months		Twelve Months
	2019	2018	2019	2018
Reconciliation of net income (loss) to Adjusted EBITDA(a):
Net income (loss)	$(15.3)	$17.5	$(104.0)	$20.2
Interest expense, net	27.9	27.3	109.9	104.5
Income tax expense (benefit)	(3.2)	8.9	(4.3)	11.1
Depreciation and amortization	36.7	37.5	152.4	147.7

EBITDA	46.1	91.2	154.0	283.5
Adjustments for New Term Loan Agreement:
Gains on property disposals, net	(10.1)	(28.1)	(13.7)	(20.8)
Non-cash reserve changes	2.1	—	16.1	—
Impairment charges	—	—	8.2	—
Letter of credit expense	1.7	1.6	6.5	6.6
Permitted dispositions and other	0.1	—	(0.9)	0.3
Equity-based compensation expense	1.1	0.8	6.3	6.3
Loss on extinguishment of debt	—	—	11.2	—
Non-union pension settlement charge	0.1	3.7	1.8	10.9
Other, net(b)	0.6	(1.1)	2.9	0.1
Expense amounts subject to 10% threshold(c)	4.1	9.4	18.2	20.9

Adjusted EBITDA prior to 10% threshold	45.8	77.5	210.6	307.8
Adjustments pursuant to TTM calculation(c)	1.5	—	—	—

Adjusted EBITDA	47.3	77.5	210.6	307.8

(a)

Certain reclassifications and adjustments have been made to prior year to conform to the new calculation and presentation of Adjusted EBITDA furnished in our Current Report on Form 8-K filed on September 11, 2019.

(b)	As required under both our Prior Term Loan Agreement and New Term Loan Agreement, Other, net shown above consists of the impact of certain items to be included in Adjusted EBITDA.
(c)

Pursuant to the New Term Loan Agreement, Adjusted EBITDA limits certain adjustments in aggregate to 10% of the trailing-twelve-month (“TTM”) consolidated Adjusted EBITDA, prior to the inclusion of amounts subject to the 10% threshold, for each period ending. Such adjustments include, but are not limited to, restructuring charges, integration costs, severance, and non-recurring charges. The limitation calculation is updated quarterly based on TTM Adjusted EBITDA, and any necessary adjustment resulting from this limitation, if applicable, will be presented here.

	Three Months		Twelve Months
	2019	2018	2019	2018
Adjusted EBITDA by segment:
YRC Freight	$31.1	$43.6	$148.1	$168.4
Regional Transportation	16.7	33.6	63.9	138.7
Corporate and other	(0.5)	0.3	(1.4)	0.7

Adjusted EBITDA	$47.3	$77.5	$210.6	$307.8

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31

(Amounts in millions)

(Unaudited)

	Three Months		Twelve Months
	2019	2018	2019	2018
YRC Freight segment
Reconciliation of operating income to Adjusted EBITDA(a):
Operating income	$11.8	$40.4	$38.3	$85.0
Depreciation and amortization	21.0	20.7	86.5	82.2
Gains on property disposals, net	(7.8)	(26.4)	(9.8)	(20.3)
Non-cash reserve changes	2.3	—	11.5	—
Impairment charges	—	—	8.2	—
Letter of credit expense	1.0	1.1	4.0	4.2
Non-union pension and postretirement benefits	—	0.4	(0.5)	1.9
Other, net(b)	—	0.3	0.2	0.3
Expense amounts subject to 10% threshold(c)	1.8	7.1	9.7	15.1

Adjusted EBITDA prior to 10% threshold	30.1	43.6	148.1	168.4
Adjustments pursuant to TTM calculation(c)	1.0	—	—	—

Adjusted EBITDA	31.1	43.6	148.1	168.4

	Three Months		Twelve Months
	2019	2018	2019	2018
Regional Transportation segment
Reconciliation of operating income (loss) to Adjusted EBITDA(a):
Operating income (loss)	$3.7	$17.9	$(4.8)	$70.7
Depreciation and amortization	15.3	16.6	64.6	65.0
Gains on property disposals, net	(3.7)	(1.7)	(5.3)	(0.6)
Non-cash reserve changes	—	—	4.4	—
Letter of credit expense	0.6	0.5	2.2	2.2
Other, net(b)	0.2	0.1	0.1	0.1
Expense amounts subject to 10% threshold(c)	0.4	0.2	2.7	1.3

Adjusted EBITDA prior to 10% threshold	16.5	33.6	63.9	138.7
Adjustments pursuant to TTM calculation(c)	0.2	—	—	—

Adjusted EBITDA	16.7	33.6	63.9	138.7

	Three Months		Twelve Months
	2019	2018	2019	2018
Corporate and other
Reconciliation of operating loss to Adjusted EBITDA(a):
Operating loss	$(5.7)	$(3.2)	$(17.3)	$(12.8)
Depreciation and amortization	0.4	0.2	1.3	0.5
Losses on property disposals, net	1.4	—	1.4	0.1
Non-cash reserve changes	(0.2)	—	0.2	—
Letter of credit expense	0.1	—	0.3	0.2
Permitted dispositions and other	0.1	—	(0.9)	0.3
Non-union pension and postretirement benefits	(0.3)	(0.1)	(0.9)	(0.4)
Equity-based compensation expense	1.1	0.8	6.3	6.3
Other, net(b)	0.4	0.5	2.4	2.0
Expense amounts subject to 10% threshold(c)	1.9	2.1	5.8	4.5

Adjusted EBITDA prior to 10% threshold	(0.8)	0.3	(1.4)	0.7
Adjustments pursuant to TTM calculation(c)	0.3	—	—	—

Adjusted EBITDA	(0.5)	0.3	(1.4)	0.7

For explanations of (a), (b) and (c), please refer to previous page.

YRC Worldwide Inc.

Segment Statistics

Quarterly Comparison

	YRC Freight
				Y/Y	Sequential
	4Q19	4Q18	3Q19	% (b)	% (b)
Workdays	61.5	61.5	63.5
LTL picked up revenue (in millions)	$673.5	$729.0	$740.2	(7.6)	(9.0)
LTL tonnage (in thousands)	1,127	1,207	1,230	(6.6)	(8.3)
LTL tonnage per day (in thousands)	18.33	19.63	19.36	(6.6)	(5.3)
LTL shipments (in thousands)	2,218	2,425	2,444	(8.5)	(9.3)
LTL shipments per day (in thousands)	36.06	39.42	38.49	(8.5)	(6.3)
LTL picked up revenue/cwt.	$29.88	$30.19	$30.10	(1.1)	(0.7)
LTL picked up revenue/cwt. (excl. FSC)	$26.33	$26.33	$26.59	0.0	(1.0)
LTL picked up revenue/shipment	$304	$301	$303	1.0	0.3
LTL picked up revenue/shipment (excl. FSC)	$268	$262	$268	2.1	0.0
LTL weight/shipment (in pounds)	1,017	996	1,006	2.1	1.0

Total picked up revenue (in millions)(a)	$724.8	$779.7	$794.7	(7.0)	(8.8)
Total tonnage (in thousands)	1,466	1,473	1,571	(0.4)	(6.7)
Total tonnage per day (in thousands)	23.84	23.95	24.75	(0.4)	(3.6)
Total shipments (in thousands)	2,255	2,458	2,483	(8.3)	(9.2)
Total shipments per day (in thousands)	36.66	39.96	39.10	(8.3)	(6.2)
Total revenue/cwt.	$24.71	$26.47	$25.29	(6.6)	(2.3)
Total revenue/cwt. (excl. FSC)	$21.86	$23.12	$22.41	(5.4)	(2.4)
Total revenue/shipment	$321	$317	$320	1.3	0.4
Total revenue/shipment (excl. FSC)	$284	$277	$284	2.6	0.2
Total weight/shipment (in pounds)	1,301	1,199	1,266	8.5	2.8

(a) Reconciliation of operating revenue to total picked up revenue (in millions):
Operating revenue	$740.9	$796.3	$803.2
Change in revenue deferral and other	(16.1)	(16.6)	(8.5)

Total picked up revenue	$724.8	$779.7	$794.7

	Regional Transportation
				Y/Y	Sequential
	4Q19	4Q18	3Q19	% (b)	% (b)
Workdays	62.5	61.5	62.5
LTL picked up revenue (in millions)	$388.0	$415.2	$420.9	(6.6)	(7.8)
LTL tonnage (in thousands)	1,331	1,415	1,445	(5.9)	(7.9)
LTL tonnage per day (in thousands)	21.30	23.00	23.12	(7.4)	(7.9)
LTL shipments (in thousands)	2,109	2,253	2,304	(6.4)	(8.4)
LTL shipments per day (in thousands)	33.75	36.64	36.86	(7.9)	(8.4)
LTL picked up revenue/cwt.	$14.57	$14.67	$14.57	(0.7)	0.0
LTL picked up revenue/cwt. (excl. FSC)	$12.88	$12.85	$12.89	0.2	(0.1)
LTL picked up revenue/shipment	$184	$184	$183	(0.2)	0.7
LTL picked up revenue/shipment (excl. FSC)	$163	$161	$162	0.7	0.5
LTL weight/shipment (in pounds)	1,262	1,256	1,254	0.5	0.6

Total picked up revenue (in millions)(a)	$418.5	$450.2	$453.0	(7.0)	(7.6)
Total tonnage (in thousands)	1,637	1,767	1,769	(7.4)	(7.4)
Total tonnage per day (in thousands)	26.19	28.74	28.30	(8.9)	(7.4)
Total shipments (in thousands)	2,153	2,303	2,350	(6.5)	(8.4)
Total shipments per day (in thousands)	34.45	37.45	37.61	(8.0)	(8.4)
Total revenue/cwt.	$12.78	$12.74	$12.81	0.4	(0.2)
Total revenue/cwt. (excl. FSC)	$11.31	$11.16	$11.34	1.3	(0.3)
Total revenue/shipment	$194	$195	$193	(0.6)	0.8
Total revenue/shipment (excl. FSC)	$172	$171	$171	0.3	0.7
Total weight/shipment (in pounds)	1,520	1,534	1,505	(0.9)	1.0

(a) Reconciliation of operating revenue to total picked up revenue (in millions):
Operating revenue	$418.7	$451.2	$453.6
Change in revenue deferral and other	(0.2)	(1.0)	(0.6)

Total picked up revenue	$418.5	$450.2	$453.0

(a)	Does not equal financial statement revenue due to revenue adjustments for shipments in transit and the impact of other revenue for YRC Freight.
(b)	Percent change based on unrounded figures and not the rounded figures presented.

YRC Worldwide Inc.

Segment Statistics

YTD Comparison

	YRC Freight
			Y/Y
	2019	2018	% (b)
Workdays	251.5	252.0
LTL picked up revenue (in millions)	$2,840.7	$2,945.4	(3.6)
LTL tonnage (in thousands)	4,739	5,040	(6.0)
LTL tonnage per day (in thousands)	18.84	20.00	(5.8)
LTL shipments (in thousands)	9,434	9,982	(5.5)
LTL shipments per day (in thousands)	37.51	39.61	(5.3)
LTL picked up revenue/cwt.	$29.97	$29.22	2.6
LTL picked up revenue/cwt. (excl. FSC)	$26.43	$25.58	3.3
LTL picked up revenue/shipment	$301	$295	2.1
LTL picked up revenue/shipment (excl. FSC)	$266	$258	2.8
LTL weight/shipment (in pounds)	1,005	1,010	(0.5)

Total picked up revenue (in millions) (a)	$3,049.1	$3,153.3	(3.3)
Total tonnage (in thousands)	6,034	6,136	(1.7)
Total tonnage per day (in thousands)	23.99	24.35	(1.5)
Total shipments (in thousands)	9,579	10,122	(5.4)
Total shipments per day (in thousands)	38.09	40.17	(5.2)
Total picked up revenue/cwt.	$25.27	$25.70	(1.7)
Total picked up revenue/cwt. (excl. FSC)	$22.35	$22.52	(0.8)
Total picked up revenue/shipment	$318	$312	2.2
Total picked up revenue/shipment (excl. FSC)	$282	$273	3.1
Total weight/shipment (in pounds)	1,260	1,212	3.9

(a) Reconciliation of operating revenue to total picked up revenue (in millions):
Operating revenue	$3,088.7	$3,197.3
Change in revenue deferral and other	(39.6)	(44.0)

Total picked up revenue	$3,049.1	$3,153.3

	Regional Transportation
			Y/Y
	2019	2018	% (b)
Workdays	251.5	252.0

LTL picked up revenue (in millions)	$1,652.8	$1,742.8	(5.2)
LTL tonnage (in thousands)	5,663	6,027	(6.0)
LTL tonnage per day (in thousands)	22.52	23.92	(5.8)
LTL shipments (in thousands)	8,989	9,588	(6.3)
LTL shipments per day (in thousands)	35.74	38.05	(6.1)
LTL picked up revenue/cwt.	$14.59	$14.46	0.9
LTL picked up revenue/cwt. (excl. FSC)	$12.90	$12.71	1.5
LTL picked up revenue/shipment	$184	$182	1.2
LTL picked up revenue/shipment (excl. FSC)	$163	$160	1.8
LTL weight/shipment (in pounds)	1,260	1,257	0.2

Total picked up revenue (in millions) (a)	$1,782.5	$1,895.2	(6.0)
Total tonnage (in thousands)	6,969	7,574	(8.0)
Total tonnage per day (in thousands)	27.71	30.05	(7.8)
Total shipments (in thousands)	9,177	9,808	(6.4)
Total shipments per day (in thousands)	36.49	38.92	(6.3)
Total picked up revenue/cwt.	$12.79	$12.51	2.2
Total picked up revenue/cwt. (excl. FSC)	$11.31	$11.00	2.8
Total picked up revenue/shipment	$194	$193	0.5
Total picked up revenue/shipment (excl. FSC)	$172	$170	1.1
Total weight/shipment (in pounds)	1,519	1,544	(1.6)

(a) Reconciliation of operating revenue to total picked up revenue (in millions):
Operating revenue	$1,782.7	$1,895.0
Change in revenue deferral and other	(0.2)	0.2

Total picked up revenue	$1,782.5	$1,895.2

(a)	Does not equal financial statement revenue due to revenue adjustments for shipments in transit and the impact of other revenue for YRC Freight.
(b)	Percent change based on unrounded figures and not the rounded figures presented.